Alliance Global Strategic 			  Exhibit 77Q1(a)
 Income Trust, Inc.
811-7391





Articles of Incorporation: Incorporated by reference to
Exhibit 1 to Registrant's Registration Statement on Form N-
1A, filed with the Securities and Exchange Commission on October 27, 1995.

Articles of Amendment: Incorporated by reference to Exhibit
1(b) to Post-Effective Amendment No. 3 to Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 28, 1997.

By-Laws: Incorporated by reference to Exhibit 2 to Post-
Effective Amendment No. 3 to Registrant's Registration
Statement on Form N-1A, filed with the Securities and Exchange Commission on February 28, 1997.



Alliance Global Strategic 			  Exhibit 77Q1(e)
 Income Trust, Inc.
811-7391





Investment Advisory Agreement: Incorporated by reference to
Exhibit 5 to Post-Effective Amendment No. 5 to Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 27, 1998.



Alliance Global Strategic 				Exhibit 77I
  Income Trust, Inc.
811-7391



Item 77I Terms of new or amended securities

	In 1996, the Fund issued a new class of shares, Adviser Class shares. Adviser Class shares, along with Class A, Class B, Class C shares each represent an interest in the same portfolio of investments of the Fund, have the same rights and are identical in all respects, except that
(i) Class A shares bear the expense of the initial sales charge (or contingent deferred sales charge, when applicable) and Class B and Class C shares bear the expense of the deferred sales charge, (ii) Class B shares and Class C shares each bear the expense of a higher distribution services fee than that borne by Class A shares, and Advisor Class shares do not bear such a fee,
(iii) Class B and Class C shares bear higher transfer agency costs than that borne by Class A and Advisor Class shares; (iv) each of Class A, Class B and Class C has exclusive voting rights with respect to provisions of the Rule 12b-1 Plan pursuant to which its distribution services fee is paid and other matters for which separate class voting is appropriate under applicable law, provided that, if the Fund submits to a vote of the Class A shareholders, an amendment to the Rule 12b-1 Plan that would materially increase the amount to be paid thereunder with respect to the Class A shares, then such amendment will also be submitted to the Class B and Advisor Class shareholders and the Class A, the Class B and the Advisor Class shareholders will vote separately by class; and (v) Class B and Advisor
Class shares are subject to a conversion feature. Each class has different exchange privileges and certain different shareholder service options available.

S:\mflegal\witmit\nsar1298.gsi